Exhibit 5.1
Fulbright & Jaworski L.L.P.
A Registered Limited Liability Partnership
Fulbright Tower
1301 McKinney, Suite 5100
Houston, Texas 77010-3095
www.fulbright.com

telephone: (713) 651-5151	facsimile: (713) 651-5246
November 25, 2009
Sharps Compliance Corp.
9220 Kirby Drive, Suite 500
Houston, Texas 77054
Ladies and Gentlemen:
     We have acted as counsel to Sharps Compliance Corp., a Delaware corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”), to which this opinion is an exhibit, filed by the Company with the Securities and Exchange Commission (the “Commission”) pursuant to the Securities Act of 1933, as amended (the “Act”). The Registration Statement relates to the offering (the “Offering”) by the Company and certain stockholders of the Company (the “Selling Stockholders”), pursuant to the Registration Statement, and the form of prospectus contained therein (the “Prospectus”), of an aggregate 3,703,000 shares of common stock, par value $0.01 per share (the “Shares”) of which (i) up to 577,146 Shares (including 77,146 Shares issuable upon exercise of an over-allotment option granted by the Company) will be issued and sold by the Company and (ii) up to 3,125,854 Shares (including 405,854 Shares upon exercise of an over-allotment option granted by the Selling Stockholders) will be sold by the Selling Stockholders. Concurrent with each closing of the sale of Shares pursuant to the Underwriting Agreement (defined below), certain Selling Stockholders shall exercise options (the “Option Exercise”) to purchase shares of common stock, par value $0.01 per share, of the Company (the “Option Shares”) granted pursuant to the 1993 Sharps Compliance Corp. Stock Plan (the “Stock Plan”).
     The Shares are to be sold by the Company and the Selling Stockholders pursuant to an underwriting agreement (the “Underwriting Agreement”) to be entered into by and among the Company, the Selling Stockholders and William Blair & Company, L.L.C., as representative of the several underwriters named in the Underwriting Agreement, the form of which will be filed with the Commission as Exhibit 1.1 to the Registration Statement.
     In connection with the foregoing, we have examined the Registration Statement, including the Prospectus, originals or copies of such corporate records of the Company, certificates and other communications of public officials, certificates of officers of the Company and such other documents as we have deemed relevant or necessary for the purpose of rendering the opinions expressed herein. As to questions of fact material to those opinions, we have, to the extent we deemed appropriate, relied on certificates of officers of the Company and on certificates and other communications of public officials. We have assumed the genuineness of all signatures on, and the authenticity of, all documents submitted to us as originals, the conformity to authentic original documents of all documents submitted to us as copies thereof,
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Sharps Compliance Corp.

the due authorization, execution and delivery by the parties thereto other than the Company of all documents examined by us, and the legal capacity of each individual who signed any of those documents.
     Based on the foregoing, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that (i) the Shares to be issued and sold by the Company have been duly and validly authorized by the Company for issuance and, when issued and paid for in accordance with the terms of the Underwriting Agreement, such Shares will be legally issued, fully paid and nonassessable, (ii) other than the Option Shares, the Shares to be sold by the Selling Stockholders have been duly and validly authorized and are legally issued, fully paid and nonassessable, and (iii) the Option Shares to be sold by the Selling Stockholders have been duly and validly authorized and, after the Option Exercise in accordance with the terms of the applicable option agreements and the Stock Plan, will be legally issued, fully paid and nonassessable.
     The opinions expressed herein are limited exclusively to the laws of the State of Delaware and the federal laws of the United States of America and we are expressing no opinion as to the effect of the laws of any other jurisdiction. This opinion speaks as of its date and we undertake no, and hereby disclaim any, duty to advise as to changes of fact or law coming to our attention after the delivery hereof on such date.
     We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement and to the references to us under the caption “Legal Matters” in the Prospectus. This consent is not to be construed as an admission that we are a party whose consent is required to be filed with the Registration Statement under the provisions of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ Fulbright & Jaworski L.L.P.
Fulbright & Jaworski L.L.P.